Exhibit 99.1

Press Release

For Immediate News Release
October 15, 2008

Mission West Properties Announces Third Quarter 2008 Operating Results

“We build the buildings for the high tech companies that build the internet”

Cupertino, CA - Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended September 30, 2008 was approximately $14,199,000, or $0.13 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $61,016,000, or $0.58 per diluted common share, for the same period in 2007. Net termination fee income relating to lease terminations for the third quarter ended September 30, 2007 accounted for approximately $46,340,000, or $0.44 per diluted common share. On a sequential quarter basis, FFO for the quarter ended June 30, 2008 was approximately $0.12 per diluted common share. For the nine months ended September 30, 2008, FFO decreased to $42,471,000, or $0.40 per diluted common share, from FFO of $100,875,000, or $0.96 per diluted common share, for the same period in 2007. Net termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $1,921,000, or $0.02 per diluted common share, and $51,721,000 (including $198,000 of security deposit forfeitures), or $0.49 per diluted common share, for the nine months ended September 30, 2008 and 2007, respectively. Write-off of an above market lease intangible asset against income relating to one lease termination accounted for approximately $3,619,000, or ($0.03) per diluted common share, for the nine months ended September 30, 2007.

Net income per diluted share to common stockholders was $0.08 for the quarter ended September 30, 2008 compared to $0.60 for the quarter ended September 30, 2007, a per share decrease of approximately 87%. Net termination fee income relating to lease terminations accounted for approximately $0.47 per diluted common share for the three months ended September 30, 2007. For the nine months ended September 30, 2008, net income per diluted share to common stockholders was $0.25, down from $0.87 a year ago, a per share decrease of approximately 71%. Net termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $0.02 and $0.52 per diluted common share for the nine months ended September 30, 2008 and 2007, respectively. Write-off of in-place lease intangible assets against income relating to two lease terminations accounted for approximately ($0.04) per diluted common share for the nine months ended September 30, 2007.

Financing Activity

On October 1, 2008, the Company entered into a fixed rate term agreement and related contracts and instruments for a secured mortgage loan totaling $115 million from Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (the “Hartford Loan”). The Hartford Loan bears a fixed interest rate of 6.21%, with a 20 year amortization, and matures October 1, 2018. The Hartford Loan is secured by twenty properties consisting of approximately 1.6 million rentable square feet.

The Company paid approximately $1.0 million in loan fees and costs, which will be amortized over the ten year loan period. The proceeds were used primarily to repay the remaining balance of an existing mortgage loan with Prudential Mortgage Capital Company and other short-term debt.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 111 properties totaling approximately 8.0 million rentable square feet, which includes approximately 854,000 rentable square feet (or 16 buildings) that are in the process of being rezoned for residential development. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Sept 30, 2008	Three Months Ended Sept 30, 2007	Nine Months Ended Sept 30, 2008	Nine Months Ended Sept 30, 2007
OPERATING REVENUES:
Rental revenue from real estate	$20,256	$19,000	$58,612	$61,350
Above market lease intangible asset amortization	-	-	-	(4,091	)(1)
Tenant reimbursements	4,607	3,454	11,900	9,908
Lease termination and settlement income	-	47,238	1,921	57,515
Other income	292	1,144	769	3,808
Total operating revenues	25,155	70,836	73,202	128,490

OPERATING EXPENSES:
Operating and maintenance	2,951	3,382	7,993	7,160
Real estate taxes	2,888	2,846	8,245	8,147
General and administrative	605	982	1,951	2,369
Depreciation and amortization of real estate	5,759 (2)	5,533 (2)	17,064 (2)	17,084	(2)
Total operating expenses	12,203	12,743	35,253	34,760

Operating income	12,952	58,093	37,949	93,730

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	126	371	915	1,058
Interest income	193	751	965	2,101
Interest expense	(5,023)	(5,061)	(14,907)	(15,175)
Interest expense - related parties	(309)	(180)	(1,025)	(546)
Income from continuing operations before minority interests	7,939	53,974	23,897	81,168
Minority interests from continuing operations	(6,304)	(43,153)	(19,021)	(64,980)
Income from continuing operations	1,635	10,821	4,876	16,188

Discontinued operations, net of minority interests:
Gain from disposal of discontinued operations	-	1,127	-	1,127
Income attributable to discontinued operations	-	(7)	-	5
Income from discontinued operations	-	1,120	-	1,132

Net income to common stockholders	$1,635	$11,941	$4,876	$17,320
Net income to minority interests	$6,304	$48,550	$19,021	$70,469
Income per share from continuing operations:
Basic	$0.08	$0.55	$0.25	$0.82
Diluted	$0.08	$0.54	$0.25	$0.81
Income per share from discontinued operations:
Basic	-	$0.06	-	$0.06
Diluted	-	$0.06	-	$0.06
Net income per share to common stockholders:
Basic	$0.08	$0.61	$0.25	$0.88
Diluted	$0.08	$0.60	$0.25	$0.87
Weighted average shares of common stock (basic)	19,745,141	19,640,087	19,703,066	19,621,144
Weighted average shares of common stock (diluted)	19,783,507	19,818,806	19,769,148	19,914,374
Weighted average O.P. units outstanding	85,527,739	85,015,658	85,528,787	85,030,650

FUNDS FROM OPERATIONS
Funds from operations	$14,199	$61,016	$42,471	$100,875
Funds from operations per share (3)	$0.13	$0.58	$0.40	$0.96
Outstanding common stock	19,748,211	19,640,087	19,748,211	19,640,087
Outstanding O.P. units	85,526,965	85,557,935	85,526,965	85,557,935
Weighted average O.P. units and common stock outstanding (diluted)	105,311,246	104,834,464	105,297,934	104,945,024

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Sept 30, 2008	Three Months Ended Sept 30, 2007	Nine Months Ended Sept 30, 2008	Nine Months Ended Sept 30, 2007
Net income	$1,635	$11,941	$4,876	$17,320
Add:
Minority interests (4)	6,171	48,420	18,714	70,098
Depreciation and amortization of real estate from continuing operations	6,204	6,856	18,313	19,168
Depreciation and amortization of real estate from discontinued operations	-	139	-	250
Depreciation and amortization of real estate held in unconsolidated joint venture	189	189	568	568
Less:
Gain on sale of real estate	-	(6,529)	-	(6,529)
Funds from operations	$14,199	$61,016	$42,471	$100,875

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) before minority interest of unit holders (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Sept 30, 2008	Three Months Ended Sept 30, 2007	Nine Months Ended Sept 30, 2008	Nine Months Ended Sept 30, 2007
Total properties, end of period	111	109	111	109
Total square feet, end of period	8,047,569	7,861,692	8,047,569	7,861,692
Average monthly rental revenue per square foot (5)	$1.25	$1.47	$1.24	$1.47
Occupancy for leased properties	66.7%	62.6%	66.7%	62.6%
Straight-line rent	$857	($2,265)	$2,444	($3,966)
Leasing commissions	$606	$746	$1,241	$2,647
Capital expenditures	$3,827	$2,212	$6,164	$4,621

BALANCE SHEET	September 30, 2008	December 31, 2007

Assets
Real estate:
Land	$320,911	$312,152
Buildings and improvements	796,638	764,665
Real estate related intangible assets	3,240	2,119
Total investments in real estate, net	1,120,789	1,078,936
Less accumulated depreciation and amortization	(173,883)	(156,819)
Net investments in properties	946,906	922,117
Cash and cash equivalents	-	23,691
Restricted cash	43,275	65,509
Deferred rent receivable, net	17,277	14,833
Investment in unconsolidated joint venture	2,301	2,735
Other assets, net	29,245	25,000
Total assets	$1,039,004	$1,053,885

Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$329,188	$337,520
Note payable - related parties	7,821	-
Mortgage note payable - related parties	8,880	9,224
Revolving line of credit	11,911	-
Interest payable	1,336	1,331
Security deposits	5,627	4,754
Deferred rental income	6,026	3,302
Dividends and distributions payable	21,055	16,832
Accounts payable and accrued expenses	20,607	15,618
Total liabilities	412,451	388,581

Commitments and contingencies.

Minority interests	493,632	526,626

Stockholders’ equity:
Common stock, $.001 par value	20	20
Additional paid-in capital	154,223	153,024
Distributions in excess of accumulated earnings	(21,322)	(14,366)
Total stockholders’ equity	132,921	138,678
Total liabilities and stockholders’ equity	$1,039,004	$1,053,885

(1)	Amortization of an above-market lease intangible asset pursuant to Statement of Financial Accounting Standard No. 141, “Business Combinations.”

(2)
Includes approximately $159 and $347 in amortization expense for the three months ended September 30, 2008 and 2007, respectively, and $441 and $1,886 in amortization expense for the nine months ended September 30, 2008 and 2007, respectively, for the amortization of in-place lease value intangible asset pursuant to Statement of Financial Accounting Standard No. 141, “Business Combinations.”

(3)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(4)	The minority interest for third parties has been deducted from total minority interest in calculating FFO.

(5)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.